UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032

(Address of principal executive offices)

(408) 354-7200

 (Registrant's telephone number, including area code)

N/A

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Paragraph (c) of Item 502.

Effective October 16, 2006, Procera Networks, Inc., a Nevada Corporation, (the “Company”) hired Albert Lopez, age 39, as Vice President of Product Management and Business Development of the Company.    Since February 2003, Mr. Lopez was the Chief Operating Officer at Brightidea, Inc., a provider of on-demand software for innovation and idea management until his departure in August, 2006. At Brightidea, Inc., he was responsible for Worldwide Sales, Marketing, Business Development, and Market Strategy. From September 2003 to February 2006, Mr. Lopez was a Senior Director of the Solutions Group and Global Alliances at Taleo Inc., a leading provider of on-demand talent management software that enables organizations of all sizes to assess, acquire, develop, and align their workforce for improved business performance. At Taleo, Inc., he helped lead the company through a successful IPO, and was responsible for corporate development, product and market strategy, industry product marketing, solution consulting, and worldwide partnerships and strategic alliances. From February, 2002 to May, 2003, Mr. Lopez was Senior Director of Business Development of MS2, Inc. From December 1998 to July, 2001 Mr. Lopez was CEO and President of Adflight, a performance-based internet advertising company. He grew the Adflight from concept to over 100 employees and raised over $28 million in venture financing. Mr. Lopez received his Masters of Science in Manufacturing Systems Engineering from Stanford University, and a Bachelors of Science in Engineering from
Harvey Mudd College.

Mr. Lopez's compensation consists of a salary of $160,000 per annum; an option to purchase 900,000 shares of the Company's common stock under the Company's shareholder approved stock option plan, which options are subject to immediate vesting if there is a change of control of the Company and an involuntarily termination of Mr. Lopez employment within twelve months of such change of control. In addition, Mr. Lopez is entitled to the employee benefits available to all Company employees and is eligible for an annual bonus at the completion of the Company’s 2007 year, equal to 50% of his base salary. The key deliverables to attain this bonus will be the attainment of both the Company’s revenue and gross profit business plan objectives.

No family relationship exists between Mr. Lopez and any other officer, director or principal shareholder of the Company or persons nominated or chosen by the Company to become directors or officers.

The description of the offer letter set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Offer Letter by and between the Company and Albert Lopez, effective October 13, 2006.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 15, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Glader
Title: President & CEO